Exhibit 21.1

Subsidiaries of Elevate Credit, Inc.

Entity Name	Jurisdiction of Incorporation/Organization
Elastic Financial, LLC	Delaware
Elastic@Work, LLC	Delaware
Elevate@Work Admin, LLC	Delaware
Elevate@Work, LLC	Delaware
Elevate Credit International Limited	United Kingdom
Elevate Credit Service, LLC	Delaware
Elevate Decision Sciences, LLC	Delaware
Financial Education, LLC	Delaware
Presta Holdings, LLC	Delaware
RISE Credit, LLC	Delaware
RISE Credit Service of Ohio, LLC d/b/a RISE	Delaware
RISE Credit Service of Texas, LLC d/b/a RISE	Delaware
RISE SPV, LLC	Delaware
RISE Credit of Alabama, LLC d/b/a RISE	Delaware
RISE Credit of Arizona, LLC d/b/a RISE Credit	Delaware
RISE Credit of California, LLC d/b/a RISE	Delaware
RISE Credit of Colorado, LLC d/b/a RISE	Delaware
RISE Credit of Delaware, LLC d/b/a RISE	Texas
RISE Credit of Georgia, LLC d/b/a RISE	Delaware
RISE Credit of Idaho, LLC d/b/a RISE	Delaware
RISE Credit of Illinois, LLC d/b/a RISE Credit	Delaware
RISE Credit of Kansas, LLC d/b/a RISE	Delaware
RISE Credit of Louisiana, LLC	Delaware
RISE Credit of Maryland, LLC d/b/a RISE	Delaware
RISE Credit of Mississippi, LLC	Delaware
RISE Credit of Missouri, LLC d/b/a RISE	Delaware
RISE Credit of Nebraska, LLC	Delaware
RISE Credit of Nevada, LLC d/b/a RISE	Delaware
RISE Credit of New Mexico, LLC	Delaware
RISE Credit of North Dakota, LLC d/b/a RISE Credit	Delaware
RISE Credit of Oklahoma, LLC d/b/a RISE Credit	Delaware
RISE Credit of Texas, LLC	Delaware
RISE Credit of South Carolina, LLC d/b/a RISE	Delaware
RISE Credit of South Dakota, LLC d/b/a RISE	Delaware
RISE Credit of Utah, LLC d/b/a RISE Credit	Delaware
RISE Credit of Vermont, LLC	Delaware
RISE Credit of Virginia, LLC	Delaware
PayDay One, LLC	Delaware
PayDay One of California, LLC	Delaware
PDO Financial, LLC d/b/a RISE/RISE Credit	Delaware